Exhibit 1.2

QWEST CORPORATION

PRICE DETERMINATION AGREEMENT

May 14, 2013

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

MORGAN STANLEY & CO. LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

677 Washington Blvd.

Stamford, Connecticut 06901

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated May 14, 2013 (the “Underwriting Agreement”), between Qwest Corporation, a Colorado corporation (the “Company”), and the several Underwriters named in Schedule I thereto (the “Underwriters”). The Underwriting Agreement provides for the sale to the Underwriters, and the purchase by the Underwriters, severally and not jointly, from the Company, subject to the terms and conditions set forth therein, of $750,000,000 aggregate principal amount of the Company’s 6.125% Notes due 2053 (the “Initial Securities”) to be issued pursuant to an Indenture dated as of October 15, 1999, between the Company (formerly named US WEST Communications, Inc.) and Bank of New York Trust Company, National Association (as successor in interest to Bank One Trust Company and J.P. Morgan Trust Company, National Association), as amended and supplemented to the date hereof, and as will be further supplemented by the Twelfth Supplemental Indenture between the Company and U.S. Bank National Association, as trustee, to be dated as of May 23, 2013 relating to the Securities (as defined herein). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

For all purposes of the Underwriting Agreement, “Time of Sale” means 3:50 p.m. (New York City time) on the date of this Price Determination Agreement.

Pursuant to Section 1(b) of the Underwriting Agreement, the undersigned agree with the several Underwriters that the purchase price for the Initial Securities to be paid by the several Underwriters shall be 96.85% of the aggregate principal amount of the Initial Securities set forth opposite the names of the Underwriters in Schedule I attached thereto for retail orders (aggregating to a $573,230,938 purchase price in respect of $591,875,000 aggregate principal amount of such orders); provided that such purchase price will be 98.00% of the aggregate principal amount of the Securities sold by the Underwriters to certain institutions (aggregating to a $154,962,500 purchase price in respect of $158,125,000 aggregate principal amount of such sales). In addition, pursuant to Section 1(c) of the Underwriting Agreement, the Company hereby grants to the Underwriters an option to purchase up to an additional $25,000,000 aggregate principal amount of the Company’s 6.125% Notes due 2053 (the “Option Securities” and, together with the Initial Securities, the “Securities”) at a purchase price of 96.85% of the aggregate principal amount of such Option Securities.

The Company represents and warrants to the several Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

THE RIGHTS AND DUTIES OF THE PARTIES TO THIS PRICE DETERMINATION AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

This Price Determination Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement among the several Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the several Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours,

QWEST CORPORATION

By:	/s/ Stacey W. Goff
Name: Stacey W. Goff
Title: Executive Vice President

Confirmed as of the date first above mentioned:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

UBS Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Keith Harman
Name: Keith Harman
Title: Managing Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

By:	UBS Securities LLC

By:	/s/ Christian Stewart
Name: Christian Stewart
Title: Managing Director

By:	/s/ Stephen Chang
Name: Stephen Chang
Title: Director

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director